October 2020 Discussion Materials Exhibit 99.2

Table of Contents Section 1 Situation Update 2 Specialty Brands Business 3 Specialty Generics Business 4 Additional Company Detail 5 Restructuring Term Sheet Update 6 Overview of Intercompany Considerations

1. Situation Update

Situation Overview While negotiating Balboa, the Company proactively executed multiple exchange offers that sought to deleverage the business and address near-term maturities December 2019 exchange of $706 million of unsecured notes into $323 million of 2L notes due 2025 April 2020 par exchange of $495 million of unsecured notes due 2020 into 1L notes due 2025 In February 2020, the Company announced an agreement in principle pertaining to a global opioid resolution with a broad-based group of governmental opioid plaintiffs (“Opioid Plaintiffs”) The settlement contemplated $1.6 billion in structured payments, warrants for 19.99% of the Company’s equity, and would be effectuated through a chapter 11 filing of the SGx subsidiaries The settlement was also subject to numerous conditions and contingencies, including the satisfactory exchange of 2022 notes and resolution of certain other potential DOJ claims Since 2019, Mallinckrodt plc (the “Company”) and its advisors have pursued a global resolution through a comprehensive settlement with Opioid Plaintiffs, a surgical filing of Specialty Generics (“SGx” or “Generics”) subsidiaries and certain other refinancing transactions to extend the Company’s capital structure (collectively, “Balboa”)

Situation Overview (cont’d) These operational, legal and balance sheet related challenges have increased the potential need for a restructuring through a chapter 11 of Mallinckrodt plc, guarantors under its funded debt and certain other subsidiaries (“WholeCo”) 2 1 3 Key Challenges Facing the Company Litigation Environment Acthar ruling of $650mm, subject to potential settlement with CMS / DOJ in the amount of $260 million in structured payments Deal with Opioid Plaintiffs needs to be reaffirmed Company must also contend with other litigation liabilities, including shareholder litigation Operating Performance Decline in revenues and profits due to multiple factors including COVID-19 Resulting increase in expected leverage and decrease in projected cash flows Capital Structure Current liquidity sources limited to cash, given full draw of revolving commitments under secured credit facility Need to refinance upcoming maturities across multiple lending tiers despite elevated leverage However, recent litigation, operational and capital structure headwinds have created challenges for Balboa, which could be overcome through broad consensus from all constituencies

Litigation Environment The recent decision by the U.S. Court of Appeals for D.C. to deny a temporary injunction against CMS will lead to $650 million of retroactive cash payments expected to be due in September or October 2020 Recently, the Company has reached a settlement in principle with CMS / DOJ which would provide $260 million in structured cash payments over 7 years to satisfy potential CMS / DOJ claims Opioid settlement requiring $1.6 billion in structured payments needs to be reaffirmed The Company continues to negotiate on potential modifications of a settlement with the Opioid Plaintiffs that would be acceptable to its creditor constituencies Potential settlement with private Opioid Plaintiffs not yet reached and discussions remain ongoing The Company also faces other lawsuits related to Acthar, payments to charitable foundations, shareholder litigation and various other matters 1 The Company continues to face significant litigation risks, and the ability to reach a settlement with CMS / DOJ as well as the Opioid Plaintiffs remains critical for a pathway forward

________________________ Projections are preliminary estimates. Unlevered free cash flow before cash taxes and after opioid settlement payments, opioid-related litigation expenses and restructuring execution costs. Illustratively represents current debt balances by maturity, excluding the impact of term loan amortization. Higher leverage and increasing payouts from settlements will impact lenders’ willingness to support refinancings Operating Performance 2 Increased competition and potential opioid settlement payments create a drain on near-term projected cash flows while significant debt maturities remain on the horizon Cash Flow Forecast vs. Near-Term Maturities ($MM) (1) (2)

Mallinckrodt Pharmaceuticals: Managing complexity. Improving lives. Company Overview: Branded pharmaceutical growth company with a separately-operated Specialty Generics segment capable of delivering solid cash flows focused on meeting the needs of underserved patients with severe and critical conditions in two primary segments – autoimmune and critical care – adding value through drug development and commercialization.

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS

Mallinckrodt operates two scaled, profitable business segments

	Specialty Brands	Specialty Generics
Product Mix(1)	Other 1% Amitiza 9% Therakos 10% Acthar Gel 40% Ofirmev 16% INOmax 24%	Other 6% Hydrocodone (API) 10% Oxycodone (API) 10% Other Controlled Substances 48% Acetaminophen (API) 26%
2019 Net Sales(1)	~$2.4 billion	~$0.7 billion
Strategic Focus	Innovative branded drug development and commercialization	Producing high-quality generic medicines in complex markets
Strategic Vision	Pure play branded pharmaceutical growth company focused on meeting the needs of underserved patients with severe and critical conditions in two primary segments – autoimmune and critical care – adding value through drug development and commercialization.	Separately-operated segment driving near-term performance and cash flows from manufacturing controlled substances and APIs(2) while establishing a diversified portfolio of complex ANDAs(3) capable of delevering long-term value"

(1) 2019 net sales excluding BioVectra.
(2) Active Pharmaceutical Ingredients.
(3) Abbreviated New Drug Application.

8

2. Specialty Brands Business

2019 Net Sales: $2.4 billion Mallinckrodt’s commercial portfolio is comprised of diversified brands with strong clinical evidence and commercial performance 2019 Net Sales2 of Key In-Line Products ($B) Scaled branded pharmaceuticals platform with $2.4B net sales Diversified portfolio with Acthar <50% of net sales, significant critical care sales and growing international revenue Consistent revenue generation and growth driven by long-term demand, new clinical and HEOR1 data generation, geographic and label expansion Strong cash flow generation to support life cycle management and growth initiatives ________________________ Health Economic Outcomes Research. 2019 net sales excluding BioVectra.

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS

We have built a highly profitable Specialty Brands business by optimizing and driving commercial outperformance

Product	Net Sales: Fiscal Yr. Prior to Acquisition ($MM)	Net Sales: 2019 ($MM)	Absolute Growth	CAGR	Long-Term Strategy
H.P. Acthar® GEL (repository corticotropin injection) 80 U/mL	$761 (2013)	$953	25%	4%	• Advance payor engagement and contracting • Completed critical life cycle studies • Develop new product presentation – pre-filled injector
INOmax* (nitric oxide) FOR INHALATION	$396 (2014)	$571	44%	8%	• Leverage unique service offering and commercial model • Develop next generation device (EVOLVE) • Expand indicated uses and geographic presence • Manage hospital relationships – flexible, multi-year contracts
OFIRMEV* (acetaminophen) injection	$111 (2013)	$384	246%	23%	• Optimize cash flow generation through LOE[1] • Leverage existing hospital sales force to drive new product launches (e.g., Terlivaz)
Therakos* PHOTOPHERESIS	$174 (2014)	$247	42%	7%	• Complete conversion to advanced CELLEX devices • Expand label in chronic and acute GVHD[2] • Enlarge footprint and extend geographic focus

* Critical Care

(1) Loss of exclusivity.
(2) Graft versus Host Disease.
(3) Health Economic Outcomes Research.

11

We continue to innovate within the commercial portfolio to optimize revenue generation for each franchise and extend life cycle New INOmax EVOLVE delivery device designed to improve operational efficiency and advance nitric oxide delivery in the hospital setting Clearly identifiable patients1 Linkage to outcomes Acthar Gel self-injector designed for improved patient convenience and flexibility Acthar Gel self-injector designed to enhance customer-focused delivery: Easier use for patients with dexterity or vision challenges Single patient-specific dose; no need to draw the product from the current multi-dose vial Expected to offer subcutaneous injection system for all currently approved indications except Infantile Spasms Provides potential benefit over future competitive ACTH agents, if approved Current product: ~45lb per cylinder EVOLVE: ~1lb per cylinder EVOLVE INOmax EVOLVE designed to: Reduce human error potential through automation Provide improved technological and safety features Reduce time between diagnosis and treatment through quick, automated set-up Increase number of patients and settings for treatment Increase mobility and transportability ease INOmax EVOLVE creates potential to expand nitric oxide platform for other therapeutic uses Acthar Gel self-injector expected to further clinical use and patient experience with the product Current product

Additionally, we have built a robust late-stage pipeline aligned with therapeutic areas of focus and existing commercial infrastructure New Product ________________________ Graft versus Host Disease. Hepatorenal Syndrome. Deep Partial Thickness. Full Thickness. Diabetic Foot Ulcers. Vascular Endothelial Growth Factor. Interleukin. Toll-like Receptor. RNA Interference * Collaboration with Silence Therapeutics.

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS

We remain focused on underserved patients with immune-mediated diseases and in the critical care setting, and advancing scientific platforms to drive future growth

Primary criteria	**Underserved Patients**	
Secondary criteria	**Autoimmune / Immune Mediated Diseases** *(non-exhaustive)*	**Critical care**
Potential areas	Neurology, Nephrology, Hepatology, Rheumatology	

Scientific Technology Platforms

Acquire, license and develop platform technologies microbiome, NO[1], ECP[2], RNAi[3]
(e.g., Silence Therapeutics, TransImmune)

(1) Nitric Oxide.
(2) Extracorporeal Photopheresis.
(3) Ribonucleic Acid interference.

14

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS

We have assembled leading talent and capabilities to support our strategic vision

Key Capabilities	Description
Commercial (US and Int'l)	▪ Experienced and productive critical care and specialty salesforces with substantial reach and depth ▪ Comprehensive patient and account team enabling Total Care offering, patient identification, physician targeting and therapy demand generation ▪ Right-sized OUS commercial organization with infrastructure and talent to drive growth across Canada, western Europe and Japan
Manufacturing and Supply Chain	▪ Manufacturing expertise for both complex biologics (Acthar, StrataGraft) and device plus consumables products ▪ Fully owned or managed supply chains (INOmax, Therakos, StrataGraft) ▪ End to end operations and quality capabilities including product labeling and release
R&D and Device Manufacturing	▪ Significant R&D organization with >400 employees and ~$300M of annual spend ranging across research to life cycle management functions ▪ Key capabilities include clinical, regulatory, medical and HEOR expertise ▪ Extensive device manufacturing capabilities
Business Development	▪ First call and BD&L partner of choice for hospital-focused partners given substantial existing infrastructure ▪ Partnerships leveraging immune-mediated and critical care leadership ▪ Innovative scientific platform collaborations including NO[1], ECP[2] and RNAi[3] ▪ Favorable tax structure allows for enhanced value capture in transactions

(1) Nitric Oxide.
(2) Extracorporeal Photopheresis.
(3) Ribonucleic Acid interference.

15

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS

Our Specialty Brands business is multinational with over 1,800 employees

Commercial
~710 employees

Science & Technology
~440 employees

Operations
~380 employees

Finance
~120 employees

Information Technology
~90 employees

Legal / Compliance
~35 employees

HR / Communications
~50 employees

Strategy
~20 employees



Administrative Offices

- Bedminster, NJ
- Hazelwood, MO
- Washington, DC
- Staines-Upon-Thames, UK
- Tokyo, Japan
- Mississauga, ON Canada
- Montreal, Canada
- Bonn, Germany
- Luxembourg

Manufacturing Facilities

- Madison, WI
- Port Allen, LA
- Sanda, Japan
- Dublin, Ireland

16

Properly capitalized, Mallinckrodt has the opportunity to build a highly differentiated branded biopharma business Pure play biopharma innovator, with highly profitable product portfolio Strong cash flow generation to support growth Scaled commercial platform to drive growth and launch future branded drugs Advanced-to-intermediate stage pipeline supported by internal R&D organization World class Science & Technology, and Operations organizations Established BD&L team with proven track record

3. Specialty Generics Business

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS

Differentiated U.S. Based Specialty Generics Business with Strong Leadership Position in Controlled Substances

~1,600

Employees

2 Core Platforms

- ✓ Complex Generics
- ✓ Active Pharmaceutical Ingredients

#3

Worldwide and only remaining U.S. Acetaminophen(1) supplier

Leading R&D Org.

- ✓ World-leading formulation and analytical R&D capabilities
- ✓ Vertically integrated

~56%

Share in addiction treatment clinics

~38%

2018 U.S. DEA(2) total controlled substance quota

~$171

2019 Adjusted EBITDA ($MM)

#18

2018 U.S. generics company by Extended Units

5

Manufacturing Sites

~$739

2019 Total Net Sales ($MM)

4 Key Product Segments

- ✓ Addiction Treatment
- ✓ ADHD(3)
- ✓ APAP(4)
- ✓ Opioids

(1) The active ingredient used in Tylenol®.
(2) Drug Enforcement Administration.
(3) Attention deficit hyperactivity disorder.
(4) N-acetyl-para-aminophenol, the primary active ingredient in acetaminophen.

19

Vertically Integrated, High Quality, U.S.-based Manufacturing Infrastructure Owned Leased Greenville, IL Compressible acetaminophen facility Webster Groves, MO Headquarters Commercial ready, R&D facility with pilot plant and R&D suites St. Louis, MO Multi-purpose API facility with manufacturing and Lifecycle Science for complex small molecules Raleigh, NC Acetaminophen API facility Hobart, NY Complex generics facility

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS

Niche U.S.-based Specialty Generics Business with Leadership Position in Controlled Substances

KEY HIGHLIGHTS

Generics Finish Dose

- ✓ Deep product portfolio in controlled substances
- ✓ ~30 product families (~20 in controlled substances)
- ✓ 150+ SKUs (~140 in controlled substances)
- ✓ 10 dosage forms
- ✓ Strength in oral solid dosage as well as alternate dosage forms, including
  - Extended release
  - Patch

API

- ✓ ~30 product families (~20 in controlled substances)
- ✓ ~120 SKUs (~55 in controlled substances)
- ✓ Scaled platform supplying significant volumes for internal and external use

Vertical Integration

- ✓ Differentiated quality and consistency of supply
- ✓ Increased visibility, enabling a portfolio approach across finished dose and API opportunities
- ✓ Highly efficient cost structure
- ✓ Synergies between API and formulation development

2019 Net Sales by Product ($MM)


Other $45
Hydrocodone (API) $76
Oxycodone (API) $75
Acetaminophen (API) $190
Other Controlled Substances $353

Oxycodone and Hydrocodone make up 21% of 2019 Net Sales

2019 Generics Net Sales: $739MM

21

Leader in Niche Complex Generics Markets Key Highlights Broad, deep controlled substance portfolio Successful track record in: Product innovation (Concerta) Fast response to changing market conditions (hydrocodone combination product reclass) Established share of DEA quotas Well positioned for tightening quota environment ~90% of products are backward integrated into API – assures consistent, reliable supply of high quality product #1 in Addiction Treatment #3 in ADHD SMALLER PLAYER IN TOTAL US GENERICS… …BUT LEADER IN THE MARKETS IN WHICH WE PLAY % OF TOTAL EXTENDED UNITS IN THE US SGx

4. Additional Company Detail

Overview and Key Assumptions of Preliminary Consolidated Business Plan Overview and Key Assumptions Overview Brands net sales decline in 2021 from Acthar pricing pressure, INOmax competition and Ofirmev loss of exclusivity INOmax sales moderately stabilized from EVOLVE device launch in 2021 Sales plateau from 2022 to 2024 driven by Acthar stabilization and new product launches (terlipressin in Q4 2020 & StrataGraft in Q1 2021) to offset impact of competition on existing portfolio (Ofirmev & INOmax) Negative EBITDA trends in 2021 largely driven by pressure on Generics gross profits due to competitive pressure from new entrants impacting both price and volume Partially offset by Brands cost-savings initiatives to cut SG&A expenses as well as R&D spend declines due to completion of cycle management projects for Acthar and INOmax Unlevered free cash flow declines due to restructuring costs and opioid-related litigation expenses occurring in 2020 and 2021, in addition to significant cash outflows from a reduction in trade credit in 2020 Key Assumptions Unlevered free cash flow excludes potential settlement of CMS claims(1), debt service and cash taxes Current year cash taxes is approximately $50 million with projected cash taxes estimated to be 10% to 15% on a consolidated basis, consistent with current levels Unlevered free cash flow includes the following: $1.6 billion of opioid settlement payments assumed to be begin with $300 million upfront in 2021, $200 million in 2022 and 2023 and $150 million per annum thereafter (as announced in Feb 2020) Certain restructuring execution costs in 2020 and 2021 Growth capex required in 2020 and 2021 for terlipressin and StrataGraft launches Product-related contingent payments include various milestone obligations related to pipeline products Severance costs related to execution of current and future headcount reductions Other The forecast shown on the next page is the Company’s forecast as of June 2020 and does not reflect potential updates including a settlement with CMS / DOJ, modifications to the settlement with Opioid Plaintiffs, the impact of the terlipressin Complete Response Letter as announced on 9/14/20, ~$100 million of additional tax refunds related to the CARES Act legislation, and certain other updates ________________________ Source: MNK Preliminary Consolidated Business Plan as of June 2020. Related to retroactive AMP pricing.

________________________ Source: MNK Preliminary Consolidated Business Plan as of June 2020. Note: Projections are preliminary estimates. Unlevered free cash flow before cash taxes, opioid settlement payments, opioid-related litigation expenses and restructuring execution costs. Unlevered free cash flow before cash taxes and after opioid settlement payments, opioid-related litigation expenses and restructuring execution costs. The Company’s preliminary business plan forecast through 2024 is outlined below Preliminary Consolidated Business Plan ($MM) Summary Preliminary Consolidated Business Plan

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS

Overview of MNK Pipeline by Segment

The following provides an overview and update of the Company's pipeline products

Brands Pipeline: StrataGraft

- StrataGraft regenerative skin tissue is an investigational treatment being developed to reduce autograft in patients with severe thermal burns
  - StrataGraft is also in Phase 3 clinical status and, if approved, is expected to launch in Q1 2021 with estimated exclusivity through 2032
  - StrataGraft assumes current critical care field teams will handle sales efforts, leveraging in-hospital knowledge and access
  - StrataGraft has estimated global peak sales opportunity of greater than $150 million

Brands Pipeline: Terlipressin Update

- FDA has issued a Complete Response Letter (CRL) regarding the company's New Drug Application (NDA) seeking approval for the investigational agent terlipressin to treat adults with hepatorenal syndrome type 1 (HRS-1)
- Company remains committed, as evidenced by more than a decade of development, to working with the FDA toward approval of terlipressin and helping address this difficult and life-threatening syndrome
- The Company is also evaluating cost mitigation in order to remain cash flow neutral as to its projections in 2020 and 2021
- Regarding another development update, Company is evaluating further development of and outlines of possible submission for VTS-270 based on communications with the FDA

Specialty Generics Pipeline

- Generics segment forecasts 17 new products launching between 2021 and 2024
  - Two to five new products launched per year from 2020 to 2024
- New products expected to generate net sales of ~$250 million by 2024
  - Revenues are risk-adjusted based on technical probability of success and exclude international sales
- Approximately 60% of pipeline revenue is concentrated in top five pipeline products
- Diversity of the portfolio mix is driven by increasing (i) non-controlled API based / complex formulations projects and (ii) injections and other non-solid oral dosage forms

26

Illustrative Emergence Sources and Uses The following illustrative emergence sources and uses are based on an approximate 12-month bankruptcy filing commencing in August 2020 to implement the Company’s proposed restructuring plan Note that the Company expects an incremental ~$100 million of additional tax refunds related to CARES Act legislation that would be realized in 2022 ________________________ Note: Analysis is preliminary and excludes certain other potential costs including adequate protection fees, consent fees and other items. Preliminary estimated cash at August 31, 2021, subject to further review. Includes the CARES Act related tax refunds as disclosed in Form 10-Q dated August 4, 2020. Upfront cash payment for opioid settlement as part of $1.6 billion of structured cash payments over seven years, per term sheet on following pages. Upfront cash payment for Acthar plaintiffs (CMS, DOJ and government entities) as part of $260 million of structured cash payments over seven years.

5. Restructuring Term Sheet Update

Latest Framework(1) Credit Agreement Claims Reinstated at existing rates and maturities 1L Notes Reinstated at existing rates and maturities 2L Notes Reinstated at existing rates and maturities Unsecured Notes 100% of reorganized equity, prior to dilution from MIP and Opioid Plaintiff Warrants $375MM of takeback 10.0% New 2L Notes due 7 years after emergence PLC Notes / Debentures No recovery General Unsecured Claims / Trade Claims Up to $150MM cash payment Acthar Plaintiffs: CMS, DOJ, Government $260MM of structured cash payments over 7 years Existing Equity No recovery Management Compensation 10% of fully diluted equity reserved as part of management incentive plan (“MIP”) Company Status Upon Emergence On or as soon as reasonably practicable after emergence, the reorganized equity shall be listed for trading on The NASDAQ Capital Market, the NASDAQ Global Market, or the New York Stock Exchange Illustrative Restructuring Summary Term Sheet ________________________ Note: Terms are illustrative, subject to material change and for discussion purposes only. Subject to review by Company, ad hoc group of noteholders and Opioid Plaintiffs.

Latest Framework(1) Opioid Plaintiffs $1.6BN of structured cash payments over 7 years, adjusted as follows: $450MM at emergence $200MM on each of the 1st and 2nd anniversaries of emergence $150MM on each of the 3rd through 7th anniversaries of emergence For 12-months post-emergence, ability to partially or entirely prepay deferred payments excl. $450MM (partial payment to be funded only with the net proceeds of an equity raise and to be applied in inverse order beginning with payment due on the 7th anniversary) Prepayment price equal to the present value of the amounts to be prepaid, at the date of prepayment, discounted at the discount rate that would be required for (x) the present value of the deferred payments at the prepayment date plus $450MM to equal (y) the present value of the payments under the original schedule as of Feb 2020, discounted at 12%, plus $300MM If option were exercised at emergence, the total payment would equate to $1,130MM ($450MM + $680MM); if exercised at end of year 1, total payments would equate to $1,229MM ($450MM + $779MM) Warrants for 19.99% of equity, prior to dilution from MIP (“Opioid Plaintiff Warrants”) Struck at equity value of $1,551MM(2) 7-year life; however, life is reduced to 5 years if the full prepayment option described above is exercised Illustrative Restructuring Summary Term Sheet (cont.) ________________________ Note: Terms are illustrative, subject to material change and for discussion purposes only. Subject to review by Company, ad hoc group of noteholders and Opioid Plaintiffs. Calculated as (i) $3.15 multiplied by 84.1MM shares, plus (ii) $1,661MM of unsecured principal equitized or retired, less (iii) $375MM of 2L Notes.

6. Overview of Intercompany Considerations

Introduction Mallinckrodt plc and its subsidiaries operate a complex global business within an optimized multinational legal entity structure (the “Legal Entity Structure”) The Legal Entity Structure was developed to conduct business, control risks, and manage tax liabilities arising from the manufacturing and distribution of pharmaceuticals through the Company’s Specialty Brands and Specialty Generics business segments Intercompany transactions are governed by distribution agreements (primarily for cross-border activities), service agreements, Cash Management Agreements (“CMA”), and loan documents Transfer pricing used for product transfers, services, loan interest, and intellectual property royalties is governed by tax law arms-length standards and complies with debt document requirements for arms-length transactions Any transfer pricing used is monitored and documented regularly The Company records each intercompany transaction and its accounting records reflect the amounts due between the various global legal entities Intercompany transactions are settled either by book entry and / or through a transfer of cash through the Company’s cash pools Indebtedness owed by loan parties to non-loan parties is subordinated to the extent required by the credit documents In connection with the restructuring term sheet, the Company discussed with advisors to the steering committee of the ad hoc group of unsecured noteholders historic and ongoing intercompany relationships and activity. To the extent based on public information, the Company also discussed such relationships and activity with the members of the steering committee. Any issues considered are now subsumed within the restructuring term sheet

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS

Mallinckrodt Organizational Structure


Mallinckrodt plc (Ireland)
Mallinckrodt UK Ltd (UK)
Mallinckrodt International Finance SA (Luxembourg)
ST 2020 LLC (DE)
Mallinckrodt Holdings GmbH (Switzerland)
Mallinckrodt Pharma K.K. (Japan)
Cache Holdings Limited (Bermuda)
Mallinckrodt SAG Holdings GmbH (Switzerland)
Mallinckrodt International Holdings Sarl (Luxembourg)
Mallinckrodt Pharmaceuticals Limited (UK)
Mallinckrodt Buckingham Unlimited Co. (Ireland)
Mallinckrodt UK Finance LLP (UK)
Mallinckrodt Quincy Sarl (Luxembourg)
Mallinckrodt Windsor Sarl (Luxembourg)
Mallinckrodt Windsor Ireland Finance Unlimited Co. (Ireland)
MKG Medical UK Ltd. (UK)
Mallinckrodt Group Sarl (Luxembourg)
Therakos Europe Limited (Ireland)
Mallinckrodt Canada Cooperatie U.A. # (Netherlands)
Schaffhausen Branch (Swiss Branch)
Mallinckrodt Canada ULC (Canada)
Mallinckrodt Chemical Limited (UK)
Mallinckrodt Netherlands B.V. (Netherlands)
Mallinckrodt Securitization Sarl (Luxembourg)
Mallinckrodt Pharma IP Trading Unlimited Co. (Ireland)
Mallinckrodt IP Unlimited Co. (Ireland)
Acthar IP Unlimited Co. (Ireland)
ProFibrix B.V. (Netherlands)
Mallinckrodt Hospital Products IP Unlimited Co. (Ireland)
Mallinckrodt ARD IP Unlimited Co. (Ireland)
Mallinckrodt CB LLC (DE)
Mallinckrodt Pharmaceuticals Ireland Limited (Ireland)
Sonorant Therapeutics Limited (Ireland)
Mallinckrodt Finance Management Ireland Limited (Ireland)
Therakos EMEA Limited (Ireland)
Mallinckrodt ARD Holdings Limited (UK)
MUSHI UK Holdings Limited (UK)
Mallinckrodt Enterprises UK Limited (UK)
Mallinckrodt Lux IP Sarl (Luxembourg)
Montjeu Limited (Ireland)
MEH, Inc. (NV)
ST US Holdings LLC (NV)
Mallinckrodt Medical Holdings (UK) Limited (UK)
Dritte CORSA Verwaltungs-gesellschaft mbH (Germany)
Zweigniederlassung Deutschland (Germany Branch)
Carnforth Limited (Bermuda)
IMC Exploration Company (MD)
Mallinckrodt Veterinary, Inc. (DE)
Mallinckrodt US Holdings LLC (DE)
ST US Pool LLC (DE)
Mallinckrodt Brand Pharmaceuticals LLC (DE)
MNK 2011 LLC (DE)
Ludlow LLC (MA)
MCCH LLC (DE)
Mallinckrodt Hospital Products Inc. (DE)
Ikaria Australia Pty Ltd. (Australia)
Ikaria Canada Inc. (Canada)
Mallinckrodt Manufacturing LLC (DE)
Stratatech Corporation (DE)
Therakos, Inc. (FL)
INO Therapeutics LLC (DE)
Therakos (Belgium) SPRL (Belgium)
Therakos Germany GmbH (Germany)
Therakos (UK), Limited (UK)
Therakos (France) SAS (France)
Therakos (Canada) Company (Canada)
Therakos (Italia) S.r.l. (Italy)
Infacare Pharmaceutical Corporation (DE)
Mallinckrodt ARD Holdings Inc. (DE)
Therakos (UK), Limited, Dutch Branch (NL)
Therakos (UK), Limited, Sweden Filial (Sweden)
Therakos (UK), Limited, Sucursal en Espana (Spain)
Therakos (UK), Limited, Private Ltd Liability Co. Branch (Poland)
Mallinckrodt ARD LLC (CA)
MHP Finance LLC (DE)
Mallinckrodt Critical Care Finance LLC (DE)
Questcor International Ltd. (Ireland)
Petten Holdings Inc. (DE)
Mallinckrodt US Pool LLC (NV)
Mallinckrodt Petten Holdings B.V. (Netherlands)
Mallinckrodt Equinox Limited (UK)
Mallinckrodt Chemical Holdings (U.K.) Ltd. (UK)
ST Shared Services LLC (DE)
Mallinckrodt Equinox Finance LLC (DE)
Mallinckrodt Enterprises Holdings, Inc. (CA)
ST Operations LLC (DE)
MAK LLC (DE)
Ocera Therapeutics, Inc. (DE)
WebsterGx Holdco LLC (NY)
Mallinckrodt ARD Finance LLC (DE)
Mallinckrodt Enterprises LLC (DE)
Mallinckrodt LLC (DE)
SpecGx Holdings LLC (NY)
SpecGx LLC (DE)
Mallinckrodt APAP LLC (DE)
Sucampo Pharmaceuticals, Inc. (DE)
Vtesse LLC (DE)
Sucampo Holdings Inc. (DE)
Sucampo Pharma Americas LLC (DE)
Sucampo International Holdings Limited (UK)
Sucampo GmbH (Switzerland)
Sucampo Finance Inc. (DE)
Sucampo Pharma, LLC (Japan)
Key
Debtor and obligor on ABL, Term Loans, all Unsecured Notes (except 4.75% due 2023 and Legacy Debentures)
Debtor and obligor on ABL, Term Loans, all Secured Notes, all Unsecured Notes (except 4.75% due 2023 and Legacy Debentures)
Debtor and obligor on 4.75% Notes due April 2023
Debtor and obligor on Legacy Debentures
Debtor and non-obligor
Non-debtor and obligor on ABL, Term Loans, all Secured Notes, all Unsecured Notes (except 4.75% due 2023 and Legacy Debentures)
Non-debtor and non-obligor
Minority owner not depicted

Note: This chart reflects the anticipated structure as of the projected filing date.

33

Intercompany Overview Mallinckrodt engages in three types of intercompany activities which are summarized below and in additional detail on the following slides Intercompany Trade Includes the sale and purchase of goods between entities, payment for management & corporate services, royalties, research & development, and marketing services Intercompany trade activity is governed by intercompany distribution, service, and license agreements         Intercompany Cash Management Cash is managed globally through four primary cash pooling entities in the U.S. and in foreign jurisdictions and all activity is governed by cash management agreements There are various foreign entities that manage cash on a standalone basis and do not participate with a cash pool Before November 2019, domestic Brands and Generics entities were participants in the same U.S. cash pool. In November 2019, new cash accounts were established under a domestic Generics entity, which manages cash flows for the domestic Generics entities In July 2020, a new U.S. Brands only cash pool was created Intercompany cash management for each cash pool is governed by Cash Management Agreements with the respective legal entity participants         Intercompany Loans Originate from acquisition or financing activities, movement of intellectual property or other assets, and other related activity Intercompany loans are governed by Intercompany Note Agreements 1 2 3

Intercompany Trade Overview Intercompany trade activities include the following types of transactions: Intercompany invoice flows: The Specialty Brands segment utilizes a limited risk distributor structure in which the Limited Risk Distributor (“LRD” or “LRDs”) entities market and distribute branded products under a limited risk distributor agreement. All intercompany trade purchases are governed by these Intercompany Distribution Agreements Specialty Generics’ domestic operating activities, both manufacturing and distribution, are contained within the domestic Generics entities. For Specialty Generics’ international business, Generics’ Limited Risk Distributor entities market and distribute products in Canada, UK, and Europe under Intercompany Distribution Agreements Intercompany cost allocations for Specialty Brands: Direct employee costs: Brands employees are employed by a corporate shared service entity. This shared service entity charges these employee costs directly to the Brands entities based on the employee’s functional area, such as a LRDs’ sales team Management & corporate services: On a quarterly basis, the shared service entity charges a management & corporate service fee allocated to both Brands and Specialty Generics entities based on corporate overhead costs incurred for the following services: IT, Marketing, Human Resources, Finance, Legal and other corporate overhead costs 1

Intercompany Trade Overview (cont.) Royalties: Royalties, in consideration of the Intellectual Property used, are charged under a royalty license agreement between the licensor (“IP Licensor”) and licensee (“IP Licensee”) Research & Development (R&D): Various LRD entities engage in R&D projects and costs are charged to the IP Licensee. These services are governed by R&D Service Agreements between the respective entities. In addition to these R&D costs, there is also R&D incurred at the shared service entity that is charged through the quarterly management fee Intercompany cost allocations for Specialty Generics: Employee costs: Specialty Generics’ employees are employees of a domestic Generics entities and payroll is funded by the domestic Generics cash pool. Employee benefits and 401(k) costs are managed and paid by a Brands entity and reimbursed by Specialty Generics on a monthly basis Management & corporate services: On a quarterly basis, the shared service entity charges a management & corporate service fee allocated to both Brands and Specialty Generics entities based on corporate overhead costs incurred for the following services: IT, Marketing, Human Resources, Finance, Legal and other corporate overhead costs. Limited shared services are provided by Generics to Brands entities 1

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS

1 Intercompany Trade Matrix

Counterparty Legal Entity (columns); *Lending / (Borrowing) Entity* (rows)

	Shared Services Entity 1	Generics Entity 1	Branded Entity 1	ARD 1	Branded Entity 2	Branded Entity 3	Parent 1	Branded Cash Pool	Branded Entity 4	Branded Entity 5	Branded Entity 6	Other	**Total**
Shared Services Entity 1	–	Plus	–	–	–	–	Plus	–	(Minus)	–	–	(Minus)	**Plus**
Generics Entity 1	(Minus)	–	(Minus)	–	Plus	–	(Minus)	–	–	–	–	(Minus)	**(Minus)**
Branded Entity 1	–	Plus	–	–	–	–	–	–	(Minus)	–	–	(Minus)	**(Minus)**
ARD 1	–	–	–	–	–	(Minus)	Plus	–	Plus	–	Plus	(Minus)	**(Minus)**
Branded Entity 2	–	(Minus)	–	–	–	–	–	–	(Minus)	–	–	Plus	**(Minus)**
Branded Entity 3	–	–	–	Plus	–	–	–	–	(Minus)	–	–	–	**(Minus)**
Parent 1	(Minus)	Plus	–	(Minus)	–	–	–	–	Plus	–	Plus	(Minus)	**(Minus)**
Branded Cash Pool	–	–	–	–	–	–	–	–	Plus	–	–	(Minus)	**Plus**
Branded Entity 4	Plus	–	Plus	(Minus)	Plus	Plus	(Minus)	(Minus)	–	Plus	–	Plus	**Plus**
Branded Entity 5	–	–	–	–	–	–	–	–	(Minus)	–	–	Plus	**(Minus)**
Branded Entity 6	–	–	–	(Minus)	–	–	(Minus)	–	–	–	–	Plus	**(Minus)**
Other	Plus	Plus	Plus	Plus	(Minus)	–	Plus	Plus	(Minus)	(Minus)	(Minus)	–	**Plus**
Total	**(Minus)**	**Plus**	**Plus**	**Plus**	**Plus**	**Plus**	**Plus**	**(Minus)**	**(Minus)**	**Plus**	**Plus**	**(Minus)**	

US Entity

Non-US Entity

Generics Entity

Note: Positive values in the matrix above represent receivables balances owed to the entities on the left, from the entities across the top. Negative balances represent payables balances owed to the entities across the top, from the entities on the left.

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SUBJECT TO FRE 408, STATE LAW EQUIVALENTS

Simplified Intercompany Activity Flows


IP Holding Companies
4 Use of IP through Royalty-Free License Agreement
IP Licensor
3 Use of IP through Residual Royalty Agreement
IP Licensee / Brands Manufacturer
1 Manufacturing Agreements
Vendors
2 R&D allocated under Cost Plus Agreement
2 Market & Distribute under an LRD Agreement
LRD Entities (US & OUS)
Customers
Vendors
Brands & Generics MNK Entities
5 Allocated Management & Corporate Services
Shared Service Entity
Vendors & Employees

Overview	
The Specialty Brands segment utilizes an LRD structure under which the Manufacturer retains most of the economic value from manufacturing and distribution activities. The profits earned are used to pay a royalty to IP Licensor through a royalty license agreement. The Specialty Generics segment operates a simplified legal structure utilizing only LRD entities for foreign distribution. Manufacturing and domestic distribution activities are conducted out of the primary operating entity (not depicted).	
No	**Flow Description**
1	The Brands Manufacturer ("Manufacturer") utilizes third-party manufacturers to produce Ofirmev, Therakos, and Acthar under manufacturing agreements as well as an internal manufacturer to produce Inomax under a cost-plus agreement.
2	Domestic Limited Risk Distributors market and distribute products in the US for the Manufacturer under a limited risk distributor agreement in which the LRDs earn a margin on sales. (International sales are distributed through separate foreign LRD entities). The LRD entities will perform R&D services on behalf of the Manufacturer under R&D intercompany agreements. The LRD entities will collect on their receivables from their customers and deposit the funds with the cash pool. The LRD entities will also withdraw funds from the cash pool to make payments to external vendors or direct the cash pool to settle intercompany obligations (not depicted).
3	The profits from the manufacturing and distribution activity of the limited risk entities are used to pay royalties to the IP Licensor through a royalty license agreement, whereby the Manufacturer's net profit as compensation for commercialization and manufacturing activities are equal to cost-plus for certain strategic costs.
4	The IP Licensor is licensed to use the intellectual property owned by the IP Holding Companies through a royalty-free license agreement (no transfer of economic value).
5	Management & corporate services costs are allocated and charged by the corporate services entity to Brands & Generics entities. The fees are allocated and charged based upon established methodologies using cost centers across segments such as IT, Marketing, Employees & Human Resources, Finance, Internal Legal, and other corporate overhead.

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Intercompany CMA Overview As a global operator, Mallinckrodt utilizes a centralized banking and cash management system which is largely maintained through four operating cash pools in the U.S. and in foreign jurisdictions. These cash pools engage in intercompany activity to facilitate global operations, intellectual property economics, and tax efficiencies Cash Management Agreements allow the Company to manage cash requirements in an efficient manner Intercompany CMA activity is mainly driven by the following types of activity: CMA participant deposits and withdrawals Intercompany trade activity between U.S. and OUS foreign entities R&D service activity incurred at U.S. and OUS foreign entities Corporate & Management fees charged by shared service entity to U.S. and OUS entities Royalty fees between licensee and licensor 2

Summary of Cash Pools 2 The following table represents intercompany CMA balances by Pool Entity; balances are unaudited and are as of June 26, 2020 Positive values in the matrix represent balances owed to the entities on the top, from the entities on the left. Negative balances represent payables owed from the entities across the top, to the entities on the left In July 2020, Branded Entity 4 partially settled its CMA payable due to Branded Cash Pool Counterparty Legal Entity Cash Pool Entities US Cash Pool Generics Cash Pool Branded Cash Pool Parent 2 Branded Entity 7 Plus - - - Generics Entity 1 (Minus) Plus - - Generics Entity 2 (Minus) (Minus) - - Branded Entity 8 (Minus) - - - Branded Entity 9 Plus - - - Branded Entity 10 (Minus) - - - Branded Entity 11 (Minus) - - - Parent 1 - - - (Minus) Branded Entity 12 - - (Minus) (Minus) Branded Entity 4 - - Plus - ARD Holdco 2 - - Plus (Minus) Other Plus (Minus) (Minus) (Minus) Total (Minus) (Minus) Plus (Minus) US Entity Non-US Entity Generics Entity

Intercompany Loan Overview In addition to intercompany trade and CMA activity, the Company documents long-term intercompany loans, which originated primarily for the following reasons: Acquisition or financing activities (allocation of debt) Movement of Intellectual Property and other related activity Other transactions The current loan balances and loan detail reflect the current borrower and lender entities, which may differ from the borrower and lender entities involved at loan origination 3

SUBJECT TO FRE 408, STATE LAW EQUIVALENTS

3 Summary of Intercompany Loans

Summary of Branded Intercompany Loans[(1)]

Borrower	Brand / Gx	Lender	Brand / Gx
Branded Entity 10	Brands	Branded Entity 16	Brands
Branded Entity 10	Brands	Branded Entity 8	Brands
IP Entity 1	Brands	IP Entity Parent	Brands
IP Entity 2	Brands	IP Entity Parent	Brands
IP Entity 3	Brands	IP Entity Parent	Brands
IP Entity 4	Brands	IP Entity Parent	Brands
Branded Entity 14	Brands	Branded Entity 11	Brands
Branded Entity 15	Brands	US Cash Pool	Cash Pool
Branded Entity 15	Brands	US Cash Pool	Cash Pool
Subtotal: Branded			

Summary of Generics Intercompany Loans

Borrower	Brand / Gx	Lender	Brand / Gx
Generics Entity 3	Generics	Generics Entity 2	Generics
Generics Entity 3	Generics	Generics Entity 2	Generics
Generics Entity 3[(2)]	Generics	Generics Entity 2	Generics
Subtotal: Generics			

Summary of Parent Intercompany Loans

Borrower	Brand / Gx	Lender	Brand / Gx
Parent 1	Parent	Parent 3	Parent
Parent 3	Parent	Branded Entity 17	Brands
Subtotal: Parent			

(1) As of 6/26/2020; subject to change.
(2) Note guaranteed by Branded Entity.

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